Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of August 1, 2011 (this “Agreement”), is entered into by and among (i) NextWave Wireless LLC, a limited liability company organized under the laws of the state of Delaware (the “Issuer” or the “Company”), (ii) each holder (the “First Lien Holders”) of the Senior Secured Notes due 2011 (the “First Lien Notes”) issued pursuant to that certain Purchase Agreement dated as of July 17, 2006, as amended by that certain First Amendment to Purchase Agreement dated as of March 12, 2008, that certain Second Amendment to Purchase Agreement dated as of September 26, 2008, that certain Amendment and Limited Waiver to the Note Agreements dated as of March 31, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009, and that certain Amendment and Limited Waiver to the Note Agreements dated as of March 16, 2010 and as supplemented by that certain Limited Waiver to Purchase Agreement Relating to Senior Secured Notes Due 2011 of NextWave Wireless LLC dated as of July 17, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “First Lien Purchase Agreement”), among the Issuer, each guarantor party thereto (the “First Lien Guarantors”), the purchasers party thereto, and The Bank of New York Mellon (formerly known as The Bank of New York), as collateral agent (in such capacity, the “First Lien Collateral Agent”), (iii) each holder (the “Second Lien Holders” and together with the First Lien Holders, the “Holders”) of the Senior-Subordinated Secured Second Lien Notes due 2011 (the “Second Lien Notes”) issued pursuant to that certain Second Lien Subordinated Note Purchase Agreement dated as of October 9, 2008, as amended by that certain Amendment and Limited Waiver to the Note Agreements dated as of March 31, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009, and that certain Amendment and Limited Waiver to the Note Agreements dated as of March 16, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Second Lien Purchase Agreement”), among the Issuer, NextWave Wireless Inc. (“Parent”), each guarantor party thereto (the “Second Lien Guarantors”), the purchasers party thereto, and The Bank of New York Mellon, as collateral agent (in such capacity, the “Second Lien Collateral Agent”), (iv) each undersigned holder (the “Participating Third Lien Holders”, (x) the Participating Third Lien Holders together with the holders of Third Lien Notes that are not party to this Agreement, the “Third Lien Holders”, (y) the Participating Third Lien Holders together with the First Lien Holders and the Second Lien Holders, the “Participating Holders,” and (z) the Third Lien Holders together with the First Lien Holders and the Second Lien Holders, the “Holders”)) of the Senior-Subordinated Secured Third Lien Notes due 2011 (the “Third Lien Notes” and together with the First Lien Notes and the Second Lien Notes, the “Existing Notes”) issued pursuant to that certain Third Lien Subordinated Exchange Note Exchange Agreement dated as of October 9, 2008, as amended by that certain Amendment and Limited Waiver to the Note Agreements dated as of March 31, 2009, that certain Amendment and Limited Waiver to the Note Agreements dated as of June 22, 2009 and that certain Amendment And Limited Waiver to the Note Agreements dated as of March 16, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Third Lien Purchase Agreement” and together with the First Lien Purchase Agreement and the Second Lien Purchase Agreement, the “Purchase Agreements”), among the Parent, as issuer, Issuer, as a guarantor, each other guarantor party thereto (the “Third Lien Guarantors” and together with the First Lien Guarantors and the Second Lien Guarantors, the “Guarantors”, and the Guarantors together with the Issuer and Parent, the “Note Parties”), the purchasers party thereto, and The Bank of New York Mellon, as collateral agent (in such capacity, the “Third Lien Collateral Agent” and together with the First Lien Collateral Agent and the Second Lien Collateral Agent, the “Collateral Agents”), (v) Parent, (vi) the Guarantors and (vii) the Collateral Agents.

RECITALS

WHEREAS, the Issuer has informed the Holders that the following events are reasonably likely to occur during the term of this Agreement and will constitute Events of Default (the “Covered Defaults”): (a) the failure to pay the principal of, and premium and interest on the First Lien Notes on or prior to August 1, 2011 under the First Lien Purchase Agreement in breach of Section 5.2 of the First Lien Purchase Agreement, constituting Events of Default under Sections 6.1(a) and (b) of the First Lien Purchase Agreement, Section 6.1(g) of the Second Lien Purchase Agreement and Section 6.1(f) of the Third Lien Purchase Agreement; (b) the failure of Issuer to generally pay its debts as they come due, constituting an Event of Default under Section 6.1(g)(5) of the First Lien Purchase Agreement, Section 6.1(i)(5) of the Second Lien Purchase Agreement and Section 6.1(i)(5) of the Third Lien Purchase Agreement; (c) the failure to pay the principal of, and premium and interest on the Second Lien Notes at maturity on November 30, 2011 under the Second Lien Note Purchase Agreement in breach of Section 5.2 of the Second Lien Note Purchase Agreement and Section 5.3(a) of the First Lien Purchase Agreement, constituting Events of Default under Sections 6.1(a) and (b) of the Second Lien Purchase Agreement, Section 6.1(e) of the First Lien Purchase Agreement and Section 6.1(f) of the Third Lien Purchase Agreement and (d) the failure to pay the principal of, and premium and interest on the Third Lien Notes at maturity on December 31, 2011 under the Third Lien Note Purchase Agreement in breach of Section 5.2 of the Third Lien Note Purchase Agreement and Section 5.3(a) of the First Lien Purchase Agreement, constituting Events of Default under Sections 6.1(a) and (b) of the Third Lien Purchase Agreement, Section 6.1(e) of the First Lien Purchase Agreement and Section 6.1(g) of the Second Lien Purchase Agreement.

WHEREAS, the Issuer has requested that the Holders agree to temporarily forbear from taking any Enforcement Actions (as defined below) against it based upon the Covered Defaults under the Purchase Agreements, and the Participating Holders are willing to do so, but only to the extent, and on the terms and conditions expressly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, and to induce the Participating Holders to enter into this Agreement, the parties hereto hereby agree as follows:

1. ACKNOWLEDGEMENTS OF COVERED DEFAULTS. Each Note Party acknowledges and agrees that (i) during the term of this Agreement the Covered Default referred to in clause (a) of the first WHEREAS clause above will occur and the other identified Covered Defaults are reasonably likely to occur if the New Transaction (as defined below) is not consummated; (ii) the occurrence of any Covered Default shall constitute an Event of Default under the First Lien Purchase Agreement; and (iii) immediately upon the occurrence of any Covered Default, (a) First Lien Holders and First Lien Collateral Agent would be entitled to exercise certain rights and remedies pursuant to the First Lien Purchase Agreement, the First Lien Notes, the other Note Documents (as defined in each Purchase Agreement) and applicable law, (b) subject to the provisions of the Intercreditor Agreement (as defined in the First Lien Purchase Agreement), Second Lien Holders and Second Lien Collateral Agent would be entitled to exercise certain rights and remedies pursuant to the Second Lien Purchase Agreement, the Second Lien Notes, the other Note Documents (as defined in the Second Lien Purchase Agreement) and applicable law and (c) subject to the provisions of the Intercreditor Agreement (as defined in the First Lien Purchase Agreement), Third Lien Holders and Third Lien Collateral Agent would be entitled to exercise certain rights and remedies pursuant to the Third Lien Purchase Agreement, the Third Lien Notes, the other Note Documents (as defined in the Third Lien Purchase Agreement) and applicable law (clauses (a), (b) and (c), the “Enforcement Actions”).

2. RATIFICATION AND REAFFIRMATION OF OBLIGATIONS AND LIENS.

(a) Each Note Party hereby ratifies and reaffirms the validity and enforceability of all of the obligations under each Note Document and of each Note Document and agrees that its obligations under each such Note Document and this Agreement are its legal, valid and binding obligations enforceable against it in accordance with the respective terms hereof and thereof and that it has no defense (whether legal or equitable), set-off or counterclaim to the payment or performance of such obligations in accordance with the terms of the Note Documents. Each Note Party agrees and acknowledges that all agreements, representations and warranties made under the Note Documents to which it is a party survive the execution and delivery of this Agreement and the occurrence of the Maturity Date (as defined in each Purchase Agreement).

(b) Each Note Party party to any of the Collateral Documents (as defined in each Purchase Agreement) hereby ratifies and reaffirms all of the liens and security interests heretofore granted pursuant to the Collateral Documents, as collateral security for the indebtedness incurred pursuant to the Existing Notes and the Purchase Agreements, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for such indebtedness, continues to be and remains collateral for such indebtedness from and after the date hereof.

3. AGREEMENTS TO FORBEAR FROM ENFORCEMENT ACTION.

(a) Subject to the terms and conditions contained herein, each Participating Holder and each Collateral Agent agrees to forbear from taking any Enforcement Action under the respective Note Documents to which such Participating Holder or Collateral Agent, as applicable, is party until the earliest to occur of: (i) the Completion Date (as defined in, and as amended pursuant to, Annex A hereto); (ii) any breach by the Issuer of the covenants set forth under this Agreement; and (iii) the occurrence of an Event of Default (other than the Covered Defaults) under the First Lien Purchase Agreement, the Second Lien Note Purchase Agreement, or the Third Lien Note Purchase Agreement (such earliest date, the “Forbearance Maturity Date”).

(b) None of the forbearances contained in this Agreement shall constitute a waiver of the existence of any Covered Defaults under any of the Note Documents. Notwithstanding the foregoing, the Participating Holders hereby waive the right to charge, accrue or collect default interest at any time prior to the Forbearance Maturity Date, and therefore the Holders shall not be entitled to charge, accrue or collect default interest at any time prior to the Forbearance Maturity Date; provided however that if the New Transaction is not consummated by the Forbearance Maturity Date the Holders hereby expressly reserve the right to accrue default interest (including any default interest that otherwise would have accrued on or prior to such Forbearance Maturity Date) in accordance with the applicable Purchase Agreement upon the occurrence and during the continuance of an Event of Default (including without limitation, any Covered Default that constitutes an Event of Default) under such Purchase Agreement retroactively to the date of such Event of Default.

(c) Each Participating Holder and each Collateral Agent hereby gives the Issuer notice that, and the Issuer further acknowledges and affirms that, at any time on or after the Forbearance Maturity Date, the agreement of each Participating Holder and each Collateral Agent to forbear from taking any Enforcement Action under the respective Note Documents shall cease and be of no further force or effect, and each Collateral Agent and each Participating Holder shall be entitled to exercise all rights and remedies available to it under the applicable Note Documents or otherwise, without further notice or demand.

(d) Notwithstanding anything to the contrary set forth in the Purchase Agreements, during the period from the date hereof until the Forbearance Maturity Date, there will be no automatic acceleration of the obligations of the Note Parties under the Note Documents relating to the Second Lien Notes or the Third Lien Notes based upon the failure of Issuer to generally pay its debts as they come due, which constitutes an Event of Default under Section 6.1(g)(5) of the First Lien Purchase Agreement, Section 6.1(i)(5) of the Second Lien Purchase Agreement and Section 6.1(i)(5) of the Third Lien Purchase Agreement.

4. LIMITED AGREEMENT.

(a) Each Participating Holder’s and each Collateral Agent’s agreement to forbear from taking Enforcement Actions shall be limited precisely as written and shall not be deemed (a) to be an amendment or waiver of any of the Covered Defaults or any other term or condition of its respective Note Documents, to prejudice any right or remedy which it may now have or may have in the future under or in connection with the Note Documents or otherwise or (b) to be a consent to any future agreement or waiver.

(b) Subject to Section 3(a) above, Participating Holders and Collateral Agents reserve the right, to the extent provided in the applicable Purchase Agreement, to exercise any or all of their rights and remedies under the applicable Purchase Agreement, the Intercreditor Agreement (as defined in each Purchase Agreement) and other Note Documents as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof, and Participating Holders and Collateral Agents have not waived any of such rights or remedies, and nothing in this Agreement, and no failure, delay or course of dealing on any of their part in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies. No single or partial exercise of any right of Participating Holders or Collateral Agents shall preclude any later exercise of such right, and failure by Participating Holders or Collateral Agents to require strict performance of any provision of the Note Documents shall not affect any right of Participating Holders or Collateral Agents to demand strict compliance and performance thereunder.

5. CONDITIONS TO EFFECTIVENESS; COVENANTS; CONSENT OF THIRD LIEN HOLDERS.

(a) This Agreement shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Effective Date”):

(i) Each Note Party shall have delivered to each of the Participating Holders an executed copy of this Agreement.

(ii) The First Lien Holders, the Second Lien Holders and holders of Third Lien Notes representing at least 66-2/3% of the aggregate principal amount of the outstanding Third Lien Notes shall have executed a copy of this Agreement.

(iii) The Issuer shall have paid all out-of-pocket fees and expenses of the Participating Holders, including the reasonable fees and expenses incurred to date of Emmet, Marvin & Martin, LLP, as legal counsel to the Collateral Agents, O’Melveny & Myers LLP and Milbank, Tweed, Hadley & McCloy LLP (but not of any other legal counsel to any Participating Holder) in connection with the Existing Notes.

(iv) Each Note Party shall have delivered to each of the Participating Holders certified copies of its Organizational Documents (as defined in each Purchase Agreement), together with a good standing certificate from the Secretary of State of its state of organization, each dated a recent date prior to the Effective Date.

(v) Each Note Party shall have delivered to each of the Participating Holders resolutions of its Board of Directors or equivalent governing body approving and authorizing the execution, delivery, and performance of this Agreement, certified as of the Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

(vi) Each Note Party shall have delivered to each of the Participating Holders signature and incumbency certificates of its officers executing this Agreement.

(vii) On or before the Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall have been delivered to the Participating Holders, and the Participating Holders shall have received all such counterpart originals or certified copies of such documents.

(viii) There shall be no action, suit or proceeding at law or in equity by or before any court or governmental agency, authority or body or any arbitrator involving any Note Party or its property pending or, to the knowledge of any Note Party, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Note Parties’ obligations under this Agreement or the consummation of the transactions contemplated thereby or (ii) is or would be reasonably expected to have a material adverse effect on the business, property, operations or conditions of the Note Parties taken as a whole.

(ix) All representations and warranties contained in this Agreement shall be true, correct and complete in all material respects on and as of the Effective Date.

(b) On and after the Effective Date, Company shall (i) achieve each Refinancing Milestone (as defined on Annex A hereto) in connection with the transaction described on Annex A hereto (the “New Transaction”) on or prior to the date such Refinancing Milestone is required to be achieved pursuant to Annex A hereto, (ii) notify the Participating Holders of any material progress towards, and the achievement of, each Refinancing Milestone on or prior to the date such Refinancing Milestone is required to be achieved, and (iii) consummate such New Transaction no later than the Completion Date (as defined in, and as amended pursuant to, Annex A hereto).

(c) Upon payment of the Extension Amount (as defined in and on the terms set forth in Annex A hereto) to each of the Participating Third Lien Holders, other than the Excluded Third Lien Holders (as defined in Annex A hereto), each of the Participating Third Lien Holders shall automatically be deemed to have consented to extend the maturity date of its respective Third Lien Note(s) to a date that is six (6) months after the maturity date of the New First Lien Notes (as defined in Annex A hereto).

6. REPRESENTATIONS AND WARRANTIES.

(a) Each Note Party, jointly and severally, hereby represents, warrants and covenants with and to the Participating Holders and the Collateral Agents as follows:

(i) the execution, delivery and performance of this Agreement are duly authorized;

(ii) the agreements and obligations of each Note Party contained herein and contained in the Purchase Agreements constitute the legal, valid and binding obligations of such Note Party enforceable by the Participating Holders against such Note Party in accordance with its terms, except as such enforceability may be limited by an applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity regardless of whether considered a proceeding in equity or at law;

(iii) the execution, delivery and performance of this Agreement are all within each Note Party’s corporate or limited liability company powers;

(iv) neither the execution, delivery or performance of this Agreement by each Note Party, nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof (a) has violated or will violate any law or regulation or any order or decree of any court or governmental authority in any respect, (b) does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, agreement or instrument to which any Note Party is a party or by which any Note Party or its property may be bound, (c) has violated or will violate any provision of the Organizational Documents of any Note Party, or (d) has or will result in, or require, the creation or imposition of any lien, charge, security interest or other encumbrance on any of the assets or properties of any Note Party;

(v) the execution and delivery by each Note Party of this Agreement and the performance by each Note Party of this Agreement do not require any Governmental Authorization by any Governmental Authority (including the FCC) (capitalized terms used in this clause (v) but not defined in this Agreement shall have the meanings given to them in each Purchase Agreement);

(vi) except for the Covered Defaults, no event has occurred and is continuing that would constitute an Event of Default or a Default (as each such term is defined in the respective Note Documents);

(vii) any financial information delivered by each Note Party fairly presents, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended except as otherwise indicated therein and, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes;

(viii) the Company has delivered to the Participating Holders financial projections (presenting consolidated balance sheet and results of operations information, on a fiscal quarter basis) for the period beginning on the expected date of issuance of the New First Lien Notes and ending on June 30, 2014 and, as of the date of this Agreement, such projections are based on reasonable estimates, information and assumptions and the Company has no reason to believe that such projections are incorrect or misleading in any material respect;

(ix) since December 31, 2010, no event or change has occurred, other than the occurrence of the Covered Defaults, that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in each Purchase Agreement). Except as set forth in the Issuer’s unaudited consolidated financial statements for the first fiscal quarter of 2011, since December 31, 2010, neither the Issuer nor any of its subsidiaries has incurred any obligations or liabilities that would be required to be reflected on a balance sheet or the notes prepared thereto in accordance with GAAP consistently applied, other than obligations or liabilities incurred in the ordinary course of business;

(x) the representations and warranties contained in Section 4.13 (FCC Licenses) of each of the Purchase Agreements are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to the Closing Date (as defined therein), in which case they were true, correct and complete in all material respects on and as of the Closing Date; and

(xi) the Collateral Documents (as defined in each Purchase Agreement) executed by the Company and each of the Guarantors, are effective to create in favor of the Collateral Agent, as security for the obligations under the Note Documents, a valid Lien (as defined in each Purchase Agreement, and with respect to the First Lien Notes, a valid First Priority Lien) on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection (and First Priority status, in the case of the First Lien Notes) of such Liens have been duly made or taken and remain in full force and effect.

7. RIGHTS OF CREDITORS IN BANKRUPTCY.

(a) Each Note Party hereby admits, acknowledges and agrees that each Participating Holder’s entry into, and covenants to perform in accordance with, this Agreement and such Participating Holder’s consummation of the transactions contemplated hereby and thereby, constitute “new value” and “reasonably equivalent value,” as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the “Bankruptcy Code”), received by each Note Party as of the closing of this Agreement in contemporaneous exchange for each Note Party’s entry into, and covenants to perform in accordance with, this Agreement and documents executed in connection with this Agreement, and consummation of the transactions contemplated hereby and thereby.

(b) Each Note Party acknowledges and agrees that all time-related defenses, such as statutes of limitations, doctrines of estoppel, doctrines of laches or any other rules of law or equity of similar nature, are hereby tolled with respect to all rights, claims and causes of action of any kind whatsoever that any Participating Holder may have against any Note Party under the Note Documents to which it is party as of the time of the closing of this Agreement through and including the date which is ninety (90) days after the Forbearance Maturity Date. Each Note Party hereby waives all such time-related defenses to the extent such defenses are hereby tolled.

8. COSTS AND EXPENSES. The Issuer shall reimburse the Participating Holders for all out-of-pocket fees and expenses of the Participating Holders, including the reasonable fees and expenses of Emmet, Marvin & Martin, LLP, legal counsel to the Collateral Agents, O’Melveny & Myers LLP and Milbank, Tweed, Hadley & McCloy LLP (but not of any other legal counsel to any Participating Holder) in connection with this Agreement and the transactions contemplated hereby.

9. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Agreement, the terms and conditions of each Note Document shall remain in full force and effect. This Agreement and the Note Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

10. RELEASE.

(a) Except with respect to the matters, rights and obligations specified in Section 10(b) below, each Note Party, and to the extent permitted under applicable law, each Note Party’s respective directors, officers, agents, servants, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and each of them (collectively, the “Releasors”) hereby releases and forever discharges each Participating Holder, each Collateral Agent and each of their respective parents, subsidiaries and affiliates, past or present, and each of them, as well as each of their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by the Releasors, and whether concealed or hidden (collectively, “Claims”), which Releasors now own or hold or have at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Note Documents or this Agreement (collectively the “Released Matters”).

(b) It is expressly understood and agreed that it is the intent of Releasors to forever release claims against Releasees arising out of the Released Matters, but that nothing herein shall affect the obligations of the Releasees arising subsequent to the date hereof, including, but not by way of limitation, compliance subsequent to the date hereof with all terms and conditions of this Agreement and the Note Documents.

(c) Without limiting the generality of the foregoing, each Note Party for itself and on behalf of the other Releasors expressly releases any and all past, present and future claims in connection with the Released Matters, about which the Releasors do not know or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect any Releasor’s decision to enter into this release. To this end, to the extent the release under this Section 10 is a release as to which Section 1542 of the California Civil Code or any similar provision of other applicable law applies, each Note Party for itself, and on behalf of each of the other Releasors, waives all rights under Section 1542 of the California Civil Code or such similar provision of other applicable law, and acknowledges that Section 1542 of the California Civil Code provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The waiver above of rights under Section 1542 of the California Civil Code is included solely out of an abundance of caution, and shall not be construed to mean that Section 1542 of the California Civil Code is in any way applicable to the release hereunder.

(d) Each Note Party and each other Releasor knowingly and willingly waives the provisions of any law referenced in paragraph (c) above and acknowledges and agrees that this waiver is an essential and material term of this release. Each Note Party and each other Releasor has reviewed this release with its legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein.

(e) Each Releasor executing this Agreement represents, warrants and agrees that in executing and entering into this release, it is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement or the Note Documents. Each Releasor understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to such Releasor or believed by such Releasor to be true. Nevertheless, each Releasor intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

11. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective upon (a) the execution of a counterpart hereof or thereof by the Note Parties, each Collateral Agent and each of the Participating Holders and (b) satisfaction of each of the conditions precedent set forth in Section 5 of this Agreement. Except as otherwise set forth in Section 3(a)(i), Section 5(b)(iii) and Annex A hereto, this Agreement may not be amended except in a writing executed by each party hereto.

12. NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole benefit of the Note Parties and their affiliates, the Collateral Agents, the Participating Holders, and each of their permitted successors and assigns, and except as otherwise expressly provided in this Agreement, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement. This Agreement shall be binding upon any transferee of any Participating Holder party hereto, and, prior to such transfer being effective, such transferee shall execute a joinder to this Agreement.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any provisions thereof that would require the application of the law of any other jurisdiction.

14. WAIVER OF JURY TRIAL. EACH NOTE PARTY, EACH COLLATERAL AGENT AND EACH OF THE PARTICIPATING HOLDERS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Note Parties, the Collateral Agents and the Participating Holders each acknowledge that this waiver is a material inducement for the Note Parties, the Collateral Agents and the Participating Holders to enter into a business relationship, that the Note Parties, the Collateral Agents and the Participating Holders have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. The Note Parties, the Collateral Agents and the Participating Holders further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY NOTE PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH NOTE PARTY FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

(I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE NOTE PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE PURCHASE AGREEMENT;

(IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH NOTE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

(V) AGREES THAT HOLDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND

(VI) AGREES THAT THE PROVISIONS OF THIS SECTION 15 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

16. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Participating Holders’ rights and privileges shall be enforceable to the fullest extent permitted by law.

17. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS. Each Guarantor hereby acknowledges that it has read this Agreement and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Agreement, the obligations of each Guarantor under the Guaranty shall not be impaired or affected and the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Note Documents or this Agreement shall be deemed to require the consent of such Guarantor to any future amendment to the Note Documents.

18. CERTIFICATION OF REGISTERS; DIRECTION TO COLLATERAL AGENTS.

(a) The Issuer, as registrar of the Register (as defined in the First Lien Purchase Agreement), hereby certifies to the First Lien Collateral Agent, and the First Lien Holders hereby acknowledge, that the undersigned First Lien Holders are the holders of 100% of the aggregate outstanding principal amount of the First Lien Notes; (ii) the Issuer, as registrar of the Register (as defined in the Second Lien Purchase Agreement), hereby certifies to the Second Lien Collateral Agent, and the Second Lien Holders hereby acknowledge, that the undersigned Second Lien Holders are the holders of 100% of the aggregate outstanding principal amount of the Second Lien Notes; and (iii) the Parent, as registrar of the Register (as defined in the Third Lien Purchase Agreement), hereby certifies to the Third Lien Collateral Agent, and the Participating Third Lien Holders hereby acknowledge, that the undersigned Third Lien Holders are the holders of 100% of the aggregate outstanding principal amount of the Third Lien Notes.

(b) (i) Each of the undersigned First Lien Holders hereby authorizes and directs the First Lien Collateral Agent to execute and deliver this Agreement in accordance with the Collateral Agency Agreement (as defined in the First Lien Purchase Agreement); (ii) each of the undersigned Second Lien Holders hereby authorizes and directs the Second Lien Collateral Agent to execute and deliver this Agreement in accordance with the Collateral Agency Agreement (as defined in the Second Lien Purchase Agreement); and (iii) each of the undersigned Third Lien Holders hereby authorizes and directs the Third Lien Collateral Agent to execute and deliver this Agreement in accordance with the Collateral Agency Agreement (as defined in the Third Lien Purchase Agreement).

(c) Each of the parties hereto acknowledges and agrees that each Collateral Agent shall be afforded all of the rights, privileges, protections, indemnities and immunities afforded to it under its respective Collateral Agency Agreement and the other Transaction Documents in connection with its execution of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

ISSUER:

NEXTWAVE WIRELESS LLC

By:	/s/ Francis J. Harding

Name: Francis J. Harding
Title: Treasurer

PARENT:

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding

Name: Francis J. Harding
Title: EVP and CFO

Signature Page to Forbearance Agreement

GUARANTORS:

NEXTWAVE BROADBAND INC. NW SPECTRUM CO. AWS WIRELESS INC. WCS WIRELESS LICENSE SUBSIDIARY, LLC

By:	/s/ Francis J. Harding

Name: Francis J. Harding
Title: President and Treasurer

Signature Page to Forbearance Agreement

FIRST LIEN HOLDERS

AVENUE INVESTMENTS, L.P.
By:	Avenue Partners, LLC, its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:	Avenue Capital Partners IV, LLC, its general partner
	By:	GL Partners IV, LLC, its managing member

		By:	/s/ Sonia Gardner
		Name:	Sonia Gardner
		Title:	Member

AVENUE SPECIAL SITUATIONS FUND V, L.P.
By:	Avenue Capital Partners V, LLC, its general partner
	By:	GL Partners V, LLC, its managing member

		By:	/s/ Sonia Gardner
		Name:	Sonia Gardner
		Title:	Member

Signature Page to Forbearance Agreement

FIRST LIEN HOLDERS (cont.)

SOLA LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Gordon Yeager
	Name:	Gordon Yeager
	Title:	Executive Vice President

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Gordon Yeager
	Name:	Gordon Yeager
	Title:	Executive Vice President

Signature Page to Forbearance Agreement

SECOND LIEN HOLDERS

AVENUE AIV US, L.P.
By:	Avenue AIV US Genpar, LLC its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

Signature Page to Forbearance Agreement

SECOND LIEN HOLDERS (cont.)

SOLA LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Gordon Yeager
	Name:	Gordon Yeager
	Title:	Executive Vice President

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS

AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P.
By:	Avenue Global Opportunities Fund GenPar, LLC, its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE INTERNATIONAL MASTER, L.P.
By:	Avenue International Master Fund GenPar, Ltd., its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Director

AVENUE INVESTMENTS, L.P.
By:	Avenue Partners, LLC, its general partner

	By:	/s/ Sonia Gardner
	Name:	Sonia Gardner
	Title:	Member

AVENUE SPECIAL SITUATIONS FUND IV, L.P.
By:	Avenue Capital Partners IV, LLC, its general partner
	By:	GL Partners IV, LLC, its managing member

		By:	/s/ Sonia Gardner
		Name:	Sonia Gardner
		Title:	Member

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS (cont.)

SOLA LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Gordon Yeager
	Name:	Gordon Yeager
	Title:	Executive Vice President

SOLUS CORE OPPORTUNITIES MASTER FUND LTD

By:	Solus Alternative Asset Management LP
Its:	Investment Adviser

	By:	/s/ Gordon Yeager
	Name:	Gordon Yeager
	Title:	Executive Vice President

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS (cont.)

KEVIN FINN & MADELINE MARIN FINN LIVING TRUST

By:	/s/ Kevin Finn
Name: Kevin Finn
Title: Trustee

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS (cont.)

LONESTAR PARTNERS, LP

By:	Lonestar Capital Management, LLC Its Investment Adviser

By:	/s/ Yedi Wong
Name: Yedi Wong Title: Chief Financial Officer

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS (cont.)

ALDEN GLOBAL DISTRESSED OPPORTUNITIES
MASTER FUND, L.P.

By:	Alden Global Capital Limited,
Investment Manager

By:	Alden Global Capital
(a Division of Smith Management LLC),
Service Provider to the Investment Manager

By:	/s/ David B. Zales
Name: David B. Zales
Title: Vice-President and Secretary

ALDEN GLOBAL VALUE RECOVERY
MASTER FUND, L.P.

By:	Alden Global Capital Limited,
Investment Manager

By:	Alden Global Capital
(a Division of Smith Management LLC),
Service Provider to the Investment Manager

By:	/s/ David B. Zales
Name: David B. Zales
Title: Vice-President and Secretary

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS (cont.)

/s/ Douglas F. Manchester
Douglas F. Manchester

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS (cont.)

NAVATION INC.

By:	/s/ Allen Salmasi
Name: Allen Salmasi
Title: Chief Executive Officer

Signature Page to Forbearance Agreement

THIRD LIEN HOLDERS (cont.)

POLGYON RECOVERY FUND L.P.

By: Polygon Recovery Fund GP, its general partner

By:	/s/ Erick M. W. Caspersen
	Name:	Erick M. W. Caspersen
	Title:	Authorized Signatory

Signature Page to Forbearance Agreement

COLLATERAL AGENTS

THE BANK OF NEW YORK MELLON, as First Lien Collateral Agent

By:	/s/ Melinda Valentine

Name:	Melinda Valentine
Title:	Vice President

THE BANK OF NEW YORK MELLON, as Second Lien Collateral Agent

By:	/s/ Melinda Valentine

Name:	Melinda Valentine
Title:	Vice President

THE BANK OF NEW YORK MELLON, as Third Lien Collateral Agent

By:	/s/ Melinda Valentine

Name:	Melinda Valentine
Title:	Vice President

Signature Page to Forbearance Agreement

ANNEX A

New First Lien Notes Issuance1

Terms and Conditions2

Issuer:	The Company

Guarantors:	Same as for the existing First Lien Notes

Issue:	First priority senior secured notes ranking pari passu with all senior obligations of the Company and yielding a minimum of $380,000,000 aggregate amount of net proceeds (i.e., face amount less original issue discount, commissions, and out-of-pocket fees and expenses incurred by or on behalf of the Company in connection with the Offering, including without limitation, all fees and expenses of the Third Lien Collateral Agent incurred in connection therewith) (the “New First Lien Notes”).

Maturity:	No earlier than June 30, 2014.

Refinancing Milestones:

The Company will complete the following activities relating to the offering of the New First Lien Notes (the “Offering”) by the milestone dates set forth below, which dates may be extended by mutual agreement of the Company and the First Lien Holders (provided that the Completion Date may not be extended past December 15, 2011 without the consent of all Holders):

•    Retain underwriters/placement agents (no later than August 8, 2011);

•    Announce financing (no later than August 15, 2011);

•    Begin marketing/syndication (no later than August 15, 2011);

•    Circulate definitive documents (no later than August 26, 2011); and

•    Complete financing (no later than September 30, 2011 (the “Completion Date”)).

[1]	May be converted to a loan facility.
[2]	All capitalized terms used but not defined herein have the meanings given to them in the Forbearance Agreement, dated August 1, 2011, to which this Annex A is annexed (the “Forbearance Agreement”).

Collateral:	The New First Lien Notes will be secured by a first priority lien over substantially all of the assets of the Company and the Guarantors, on a substantially similar basis to the existing First Lien Notes.

Use of Proceeds:

The Company shall use the proceeds of the New First Lien Notes solely for the following purposes:

(i)      first, to repay all principal and accrued interest (including PIK interest) on the existing First Lien Notes, together with all fees and expenses of the holders thereof and of the First Lien Collateral Agent incurred in connection therewith;

(ii)     second, to repay all principal and accrued interest (including PIK interest) on the existing Second Lien Notes, together with all fees and expenses of the holders thereof and of the Second Lien Collateral Agent incurred in connection therewith;

(iii)    third, to pay $25,000,000 for the Extension Amount to the Participating Third Lien Holders other than the Excluded Third Lien Holders, as defined below; and

(iv)    fourth, to provide the Company with working capital.

If the net proceeds of the New First Lien Notes are not sufficient to provide the Company with at least $55 million in working capital in accordance with clause (iv) above, the terms of the New First Lien Notes and the New Second Lien Notes (as defined below) will permit the Company to issue incremental first priority senior secured notes ranking pari passu with all senior obligations of the Company (including the New First Lien Notes) for an aggregate amount of net proceeds up to such deficit at a later date, and such incremental notes shall be deemed to be New First Lien Notes for purposes of this Annex A.

New Second Lien Notes:	Upon the repayment of the existing First Lien Notes and Second Lien Notes pursuant to clauses (i) and (ii) above and after giving effect to the application of the Extension Amount as described below, the existing Third Lien Notes held by the Participating Third Lien Holders shall automatically be exchanged for a new series of Notes (the “New Second Lien Notes”), which shall be secured by a second priority lien in the aggregate principal amount equal to any such exchanged Third Lien Notes. Such second priority lien shall be on substantially the same terms as those set forth in the documents governing the existing Second Lien Notes and shall be second in priority only to the liens securing the New First Lien Notes and any current and future senior obligations of the Company ranking pari passu with the New First Lien Notes and permitted to be incurred under the terms of the New Second Lien Notes (such senior obligations collectively with the New First Lien Notes, the “First Lien Obligations,”) in each case for so long as such liens shall exist. The maturity date of the New Second Lien Notes shall be a date that is six (6) months after the maturity date as shall be set in respect of the New First Lien Notes. In the event the First Lien Obligations are repaid or otherwise terminate, the New Second Lien Notes shall automatically become secured by a first priority lien. Subject to the above, the Participating Third Lien Holders shall be deemed to consent to the transactions described in this Annex A and all related transactions and, as holders of the New Second Lien Notes, shall execute and deliver a new intercreditor agreement on similar terms as the Intercreditor Agreement as defined in the Third Lien Purchase Agreement.

Extension Amount:

Upon the consummation of the Offering, but prior to the exchange of existing Third Lien Notes for New Second Lien Notes, the Company shall pay or cause to be paid an amount of $25,000,000 (as contemplated under the Use of Proceeds) in the aggregate (the “Extension Amount”) to Participating Third Lien Holders other than the Excluded Third Lien Holders (as defined below) to reduce the principal amount of the outstanding Third Lien Notes held by the Participating Third Lien Holders other than the Excluded Third Lien Holders, such Extension Amount to be applied pro rata in accordance with the Third Lien Note holdings of the Participating Third Lien Holders (without considering the holdings of the Excluded Third Lien Holders); provided, however, that in the event any Third Lien Holder (other than an Excluded Third Lien Holder) elects not to be party to the Forbearance Agreement on or prior to the effective date of the Forbearance Agreement, (i) such Third Lien Holder shall not be entitled to payment of and shall forfeit any claim to its pro rata share of the Extension Amount (such amount, the “Non-Participation Amount”), and (ii) the Extension Amount shall be reduced by the aggregate Non-Participation Amount.

For purposes hereof, “Excluded Third Lien Holders” means Avenue-CDP Global Opportunities Fund, L.P., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., Sola Ltd, and Solus Core Opportunities Master Fund Ltd, as holders of existing Third Lien Notes.